Exhibit 10.2

                           [LOGO OF UTEK CORPORATION]

                          STRATEGIC ALLIANCE AGREEMENT

This STRATEGIC ALLIANCE AGREEMENT is made and entered into this 28th day of September 2005, by and between UTEK Corporation ("UTK"), 202 South Wheeler Street, Plant City, Florida 33563, a Delaware Corporation, and American Soil Technologies, Inc. ("SOYL"), 12224 Montague Street, Pacoima, California, 91331 a Nevada Corporation.

WITNESSETH:

     WHEREAS, SOYL desires to engage UTK to provide the services as set forth in this Agreement, and

     WHEREAS, UTK is agreeable to provide these services.

     NOW THEREFORE, in consideration of the mutual promise made in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I. ENGAGEMENT

SOYL hereby retains UTK to provide those services as defined herein and UTK hereby agrees to the appointment on the terms and conditions hereinafter set forth and agrees to use commercially reasonable efforts in providing said services.

II. INDEPENDENT CONTRACTOR

UTK shall be, and in all respects be deemed to be, an independent contractor in the performance of its duties hereunder.

     A. SOYL shall be solely responsible for making all payments to and on behalf of its employees and UTK shall in no event be liable for any debts or other liabilities of SOYL.

     B. UTK shall not have or be deemed to have, fiduciary obligations or duties to, and shall be able to pursue, conduct and carry on for its own account (or for the account of others) such activities, ventures, businesses and other pursuits as UTK in its sole, absolute and unfettered discretion, may elect.

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     C.   Notwithstanding the above, no activity, venture, business or other pursuit of UTK, during the term of this Agreement shall conflict with UTK's obligations under this Agreement.

III. SERVICES

UTK agrees to provide the following services, hereinafter collectively referred to as "Services":

SEE "CONFIDENTIAL TERM SHEET" (EXHIBIT A) ATTACHED AND MADE A PART HEREOF.

     A. UTK shall devote such time and efforts, as it deems commercially reasonable, under the circumstances to the affairs of SOYL, as is reasonable and adequate to render the Services contemplated by this Agreement.

     B. UTK cannot guarantee results on behalf of SOYL, but shall pursue all reasonable avenues available through its network of contacts. The acceptance and consumption of any transaction is subject to acceptance of the terms and conditions by in its sole discretion.

     C.   In conjunction with the Services, UTK agrees to:

          1. Make itself available at the offices of SOYL or at another mutually agreed upon place, during normal business hours, for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling.

          2. Make itself available for telephone conferences with the principal officer(s) of SOYL during normal business hours.

IV. EXPENSES

It is expressly agreed and understood that each party shall be responsible for its own normal and reasonable out-of-pocket expenses.

V. COMPENSATION

     A. In consideration for the services to be provided, SOYL agrees that it will remit the agreed upon stock certificate within five (5) days of both parties executing this Agreement.

     B.   SOYL agrees that UTK shall be entitled to compensation as follows:

SEE STRATEGIC ALLIANCE CONFIDENTIAL TERM SHEET (EXHIBIT A) ATTACHED AND MADE A PART HEREOF.

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VI. TERM AND TERMINATION

The term of the Agreement will be for 12 months unless terminated sooner. This Agreement may be renewed upon mutual, written agreement of the parties. Either party may terminate this Agreement at any time with 30 days written notice.

VII. LEGAL COMPLIANCE

SOYL agrees that it will put in place, if it has not already done so, policies and procedures relating to and addressing, with the commercially reasonable intent to ensure compliance with, applicable securities laws, rules and regulations, including, but not limited to:

     A.   The use, release or other publication of forward-looking statements.

     B. Disclosure requirements regarding the required disclosure of the nature and terms of UTK's relationship with, including, but not limited to press releases, publications on its web site, letters to investors and telephone or other personal communication with potential or current investors.

     C. No press releases or any other forms of communication to third parties, which mention both UTK CORPORATION and SOYL, shall be released without the prior written consent and approval of both UTK and SOYL.

     D. EXECUTION. The execution, delivery and performance of this Agreement, in the time and manner herein specified will not conflict with, result in a breach of, or constitute a default under any existing agreement, indenture, or other instrument to which either SOYL or UTK is a party or by which either entity may be bound or affected.

     E. TIMELY APPRISALS. SOYL shall use its commercially reasonable efforts to keep UTK up to date and apprised of all business, market and legal developments related to and its relationship to UTK.

     F. CORPORATE AUTHORITY. Both SOYL and UTK have full legal authority to enter into this Agreement and perform the same in the time and manner contemplated.

     G. The individuals whose signatures appear below are authorized to sign this Agreement on behalf of their respective corporations.

     H. SOYL will cooperate with UTK and will promptly provide UTK with all pertinent materials and requested information in order for UTK to perform its Services pursuant to this Agreement.

     I. When delivered, the shares of SOYL Common Stock shall be duly and validly issued, fully paid and non-assessable.

     J. UTK represents to SOYL that a) it has the experience as may be necessary to perform all the required, b) all Services will be performed in a professional manner, and c) all individuals it provides to perform the Services will be appropriately qualified and subject to appropriate agreements concerning the protection of trade secrets and confidential information of which such persons may have access to over the term of this Agreement.

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     K.   Until termination of the engagement, SOYL will notify UTK promptly of the occurrence of any event, which might materially affect the condition (financial or otherwise), or prospects of SOYL.

VIII. CONFIDENTIAL DATA

     A. UTK shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of SOYL, obtained by UTK as a result of its engagement hereunder, unless authorized, in writing by SOYL. UTK represents and warrants that it has established appropriate internal procedures for protecting the trade secrets and confidential information of, SOYL including, without limitation, restrictions on disclosure of such information to employees and other persons who may be engaged in such information to employees and other persons who may be engaged in rendering services to any person, firm or entity which may be a competitor of SOYL.

     B. SOYL shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of UTK or confidential information revealed by UTK obtained as a result of its engagement hereunder, unless authorized, in writing, by UTK.

     C. UTK shall not be required in the performance of its duties to divulge to SOYL, or any officer, director, agent or employee of SOYL, any secret or confidential information, knowledge, or data concerning any other person, firm or entity (including, but not limited to, any such person, firm or entity which may be a competitor or potential competitor of) which UTK may have or be able to obtain other than as a result of the relationship established by this Agreement.

IX. OTHER MATERIAL TERMS AND CONDITIONS

A. INDEMNITY.

1. UTK shall indemnify, defend and hold harmless SOYL from and against any and all losses incurred by SOYL which arise out of or result from misrepresentation, breach of warranty or breach or non- fulfillment of any covenant contained herein or Schedules annexed hereto or in any other documents or instruments furnished by UTK pursuant hereto or in connection with this Agreement.

2. SOYL shall indemnify, defend and hold harmless UTK from and against any and all losses incurred by UTK which arise out of or result from misrepresentation, breach of warranty or breach or non-fulfillment of any covenant contained herein or Schedules annexed hereto or in any other documents or instruments furnished by SOYL pursuant hereto or in connection with this Agreement.

     B. PROVISIONS. Neither termination nor completion of the assignment shall affect the provisions of this Agreement, and the Indemnification Provisions that are incorporated herein, which shall remain operative and in full force and effect.

     C. SOYL agrees that for a twenty four months (24) following the execution of this Agreement, SOYL shall not, without UTEK's prior written consent, directly or indirectly solicit for employment any present employee of UTEK, or request, induce or advise any employee of UTEK to leave the employ of UTEK. In turn, UTEK agrees that it will not directly or indirectly solicit any present employee of SOYL.

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     D.   ADDITIONAL INSTRUMENTS. Each of the parties shall from time to time, at the request of others, execute, acknowledge and deliver to the other party any and all further instruments that may be reasonably required to give full effect and force to the provisions of this Agreement.

     E. ENTIRE AGREEMENT. Each of the parties hereby covenants that this Agreement, is intended to and does contain and embody herein all of the understandings and agreements, both written or oral, of the parties hereby with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding expressed or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein.

     F. ASSIGNMENTS. The benefits of the Agreement shall inure to the respective successors and assignees of the parties and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns; provided that the rights and obligations of UTK under this Agreement may not be assigned or delegated without the prior written consent of SOYL and any such purported assignment shall be null and void. Notwithstanding the foregoing, UTK may assign this Agreement or any portion of its Compensation as outlined herein to its subsidiaries in its sole discretion.

     G. ORIGINALS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and constitute one and the same agreement.

     H. ADDRESSES OF PARTIES. Each party shall at all times keep the other informed of its principal place of business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new place of business or residence.

     I. NOTICES. All notices that are required to be or may be sent pursuant to the provision of this Agreement shall be sent by certified mail, return receipt requested, or by overnight package delivery service to each of the parties at the addresses appearing herein, and shall count from the date of mailing or the validated air bill.

     J. MODIFICATION AND WAVIER. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature.

     K. INJUNCTIVE RELIEF. Solely by virtue of their respective execution of this Agreement and in consideration for the mutual covenants of each other, SOYL and UTK hereby agree, consent and acknowledge that, in the event of a breach of any material term of this Agreement, the non-breaching party will be without adequate remedy-at-law and shall therefore, be entitled to immediately redress any material breach of this Agreement by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in any court of competent jurisdiction without the necessity of proving damages and without prejudice to any other remedies which the non-breaching party may have at law or in equity.

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     L.   ATTORNEY'S FEES. If any arbitration, litigation, action, suit, or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such party's attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions there from. As used in this Agreement, attorneys' fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters involved, including those related to any appeal to the enforcement of any judgment calculated on the basis of the usual fee charged by attorneys performing such services.

APPROVED by:


/s/ Doug Schaedler                             /s/ Carl Ranno
------------------------------                 -------------------------------
UTEK CORPORATION                               AMERICAN SOIL TECHNOLOGIES, INC.
Doug Schaedler                                 Carl Ranno,
Chief Operating Officer                        Chief Executive Officer

Date: 9/28/05                                  Date: 9/28/05

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                                    Exhibit A

[LOGO OF UTEK CORPORATION]


CONFIDENTIAL TERM SHEET

                       PROPOSED STRATEGIC ALLIANCE BETWEEN
        UTEK CORPORATION (UTK) & AMERICAN SOIL TECHNOLOGIES, INC. (SOYL)

STATEMENT OF WORK: To identify technology acquisition opportunities in the area of improving turf and agriculture for SOYL from research universities and government laboratories. A first step in this process is the development of a Technology Acquisition Profile. Once completed, we will identify and present technologies that meet this profile. While conducting our search we will maintain the confidentiality of SOYL.

TERM: The term of the Agreement will be for 12 months unless terminated sooner. This Agreement may be renewed upon mutual, written agreement of the parties. Either party may terminate this agreement at any time with 30 days written notice.

SERVICES: UTK agrees to provide the following distinct services to SOYL:

          i. Identify synergistic new technologies from universities and government laboratories to help provide SOYL with an enhanced new product pipeline.

          ii. Review technology acquisition opportunities for SOYL while maintaining SOYL's confidentiality.

          iii. Present technology acquisition opportunities for SOYL. SOYL will have 30-days to determine if they want to go forward with the technology license.

               a. UTK after 30 days shall have the right to present the technology to other clients.

          iv. SOYL acknowledges that the sources of technologies represented by UTEK are 3rd party research institutions for which UTEK does not control whether the technology will be shown to other parties by the licensor.

          v. At SOYL's request, UTK will prepare, and compile additional information regarding the technology acquisition opportunities for SOYL.

          vi. At SOYL's request and upon mutual agreement between SOYL and UTK, UTK will negotiate and seek to acquire a license to the requested technology for subsequent sale to and acquisition by SOYL.

          vii. On a case-by-case basis, at SOYL's request and UTK's sole discretion, UTK will propose an equity-financing plan for SOYL's consideration, to finance select technology acquisition opportunities for SOYL.

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          viii. SOYL will not seek to acquire any technologies presented to SOYL by UTK directly from the technology developer for a period of 24 months following the termination of this Strategic Alliance agreement.

          ix. If SOYL decides that it wants to acquire one or more of the technologies/companies that has been identified and presented by UTK under this Agreement, the parties agree to proceed as follows:

               a. In arms length negotiation with the technology developer, UTK will seek to acquire the license to the technology through one of its subsidiaries. UTEK will then negotiate with SOYL to acquire this subsidiary in a stock for stock exchange under an "Agreement and Plan of Acquisition." The consideration to be paid by SOYL to UTK will be based upon a markup to the value of the license and other assets in the subsidiary as determined byUTK and agreed to by both parties.

               b. Should SOYL decide not to proceed in the acquisition of the technology/company as described above, then SOYL shall be prohibited from acquiring the technology/company either directly or indirectly, from the technology/company developer for a period of 24 months following the termination of this Strategic Alliance Agreement.

TECHNOLOGY TRANSFER: When a technology is shown to SOYL that SOYL wants to acquire, UTK will seek to acquire the license to a technology through one of its subsidiaries. UTK will then seek to provide a term sheet to SOYL outlining the consideration to be paid by SOYL for the acquisition of this technology. UTK shall transfer this subsidiary to SOYL in a stock for stock exchange under an "Agreement and Plan of Acquisition." The consideration to be paid by SOYL to UTK will be based upon a markup to the value of the license and other assets in the subsidiary as determined by UTK and agreed to by both parties.

COMPENSATION
In consideration for providing these Services, SOYL shall pay UTK $120,000 worth of unregistered shares of common stock (342,857 shares) upon the execution of this Strategic Alliance Agreement. 1/12th of the shares (28,571 shares) shall vest each month during the term of this Agreement. If this Agreement is terminated any unvested shares will be returned to SOYL. Both SOYL and UTK will cover their own outof-pocket expenses incurred during the performance of this Strategic Alliance Agreement.

APPROVED BY:

/s/ Doug Schaedler                             /s/ Carl Ranno
----------------------------                   -------------------------------
UTEK CORPORATION                               AMERICAN SOIL TECHNOLOGIES, INC.
Doug Schaedler                                 Carl Ranno,
Chief Operating Officer                        Chief Executive Officer

Date: 9/28/05                                  Date: 9/28/05

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